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                                                                   EXHIBIT 10.2



                              AMENDED AND RESTATED
                                ZIXIT CORPORATION
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                    (AMENDED AND RESTATED AS OF JULY 1, 2000)


Section 1. PURPOSE

         The purpose of the ZixIt Corporation 1996 Employee Stock Purchase Plan (hereinafter called the "Plan") is to provide a method by which eligible employees of ZixIt Corporation ("ZixIt") and of its Eligible Subsidiaries (such Eligible Subsidiaries, together with ZixIt are hereinafter called the "Company") may use voluntary, systematic payroll deductions to purchase shares of the ZixIt Common Stock and thereby acquire an interest in the future of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (as herein defined). Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code. Any provision of the Plan that is inconsistent with Section 423 (or successor provision) of the Code shall without further act or amendment by the Company be reformed to comply with the provisions of Section 423.

Section 2. DEFINITIONS

         "Board of Directors" shall mean the Board of Directors of ZixIt.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

         "Committee" shall mean a committee of the Board of Directors comprised of at least two directors. Members of the Committee shall be selected by the Board of Directors. To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Disinterested Directors. Also, if the requirements of Section 162(m) of the Code are intended to be met, the Committee shall consist of two or more "outside directors" within the meaning of Section 162(m) of the Code.

         "Common Stock" shall mean the Common Stock of ZixIt, par value $.01 per share.

         "Compensation" shall mean all wages, salaries, bonuses, commissions, fees for professional services, and other amounts paid by ZixIt or an Eligible Subsidiary to the Participant for services (as an employee), including amounts contributed by the Participant to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to Section 125 of the Code, but not including payments or compensation under stock option plans, other stock based incentive compensation plans, and other employee benefit plans.

         "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, who is to receive any Common Stock or cash, or both, credited to the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.




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         "Eligible Employee" shall mean an employee of ZixIt or of an Eligible
Subsidiary who has been employed by ZixIt or an Eligible Subsidiary at least two months; provided, however, the term "Eligible Employee" shall specifically exclude:

                  (a) any employee whose customary working schedule is 20 hours or less per week;

                  (b) any employee whose customary employment is 5 months or less in any calendar year;

                  (c) any employee who immediately after the grant of a share purchase right to such employee would (in accordance with the provisions of Sections 423 and 424(d) (or successor provisions) of the
         Code) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 (or successor provision) of the Code; and

                  (d) any employee who resides in a jurisdiction whose laws prohibit participation in the Plan.

         "Eligible Subsidiary" shall mean such Subsidiaries as the Board may, from time-to-time, designate.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported) of the Common Stock on the date specified as reported by the Nasdaq National Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date. A good faith determination by ZixIt as to fair market value shall be final and binding.

         "Participant" shall mean an individual who participates in the Plan.

         "Section 16(b)" shall mean Section 16(b) under the Exchange Act, including the rules and regulations thereunder, as amended from time-to-time, and any successor provisions.

         "Subsidiary" shall mean any now existing or hereafter organized or acquired corporation or other entity of which more than fifty percent (50%) of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

Section 3. SHARES SUBJECT TO THE PLAN

         Under the Plan, there is a maximum of 300,000 shares of Common Stock (subject to adjustment as provided in Section 14) available for purchase under the Plan by Eligible Employees. The Common Stock to be purchased under the Plan shall be previously issued shares purchased in the open market or in privately-negotiated transactions.





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Section 4. METHOD OF PARTICIPATION

         "Purchase Periods" hereunder shall be of one-month duration, commencing on the first day of each month. Each person who will be an Eligible Employee on the first day of a Purchase Period may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization, on the terms and conditions specified in Section 5. Such Employee will thereby become a "Participant" for such Purchase Period and for each subsequent consecutive Purchase Period, subject to Section 5 below.

Section 5. PAYROLL DEDUCTION

         All Participant contributions to the Plan shall be made only by payroll deductions. Each enrollment form shall specify the amount that the Participant elects to contribute under the Plan for each payroll period and shall authorize the Company to withhold such amount from the salary of such Participant with respect to each payroll period thereafter until such Participant's participation in the Plan is terminated or until the amount of such deductions is changed or suspended as hereafter provided. The payroll deduction authorization shall request withholding at a rate (in whole percentages) of not less than 1% nor more than 10% from the Participant's Compensation by means of substantially equal payroll deductions over the Purchase Period. The payroll deduction authorization shall remain in effect for consecutive subsequent Purchase Periods unless changed or revoked by the Participant pursuant to this Section 5. A Participant may increase or reduce the withholding rate of his or her payroll deduction authorization by one or more whole percentage points (but not less than 1% or more than 10%) or may cease Participation entirely by delivering a revised enrollment/change form to the Company. Such increase or reduction in withholding or cessation of participation shall become effective at the earliest administratively feasible time. All amounts withheld in accordance with a Participant's payroll deduction authorization shall be credited to a withholding account for such Participant as soon as administratively feasible after payroll withholding. The Company shall be entitled to use of the contributions immediately after payroll withholding, may maintain the contributions as a single fund, and shall have no obligation to pay interest with respect to the contributions or Common Stock of any Participant.

Section 6. PURCHASE OF SHARES

         Each person who is a Participant on the first business day of a Purchase Period shall, as of such day, automatically receive a share purchase right to purchase shares of the Common Stock during such Purchase Period, subject to the following conditions. Subject to the limitation specified below, such right to purchase Common Stock shares shall be for a number of shares of Common Stock, determined by dividing (i) the balance in the Participant's withholding account on the last day of the Purchase Period by (ii) the purchase price per share of the Common Stock determined under Section 7. In no event shall the Common Stock purchased under the Plan by any single Participant in any calendar year exceed $25,000 (or such different amount as may be permitted under the Code and still comply with the requirements of the Code) of fair market value (as calculated in the manner provided for in the Code). The number of shares of Common Stock that the Participant has the right to purchase under other Section 423 qualified employee stock purchase plans of ZixIt or a Subsidiary, if any, shall count against the $25,000 limitation. Notwithstanding the foregoing, no share purchase rights shall be granted that would cause the Company Contribution (as defined below) during the first year of the operation of the Plan to exceed 10% of the Company's average annual income before taxes for calendar years 1995, 1994, 1993, 1992, and 1991. The number of shares of Common Stock receivable by each Participant upon exercise of his or her share purchase right shall be


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reduced, on a substantially proportionate basis, in the event that the number of shares then available under the Plan is otherwise insufficient.

Section 7. PURCHASE PRICE

         The purchase price per share of Common Stock purchased under the Plan shall be 85% of the Fair Market Value of the Common Stock on (a) the first business day of the Purchase Period or (b) the last business day of the Purchase Period, whichever is less. The difference (the "Company Contribution") between the employee's purchase price per share of Common Stock and the actual purchase price of such Common Stock shall be paid by the Company.

Section 8. PURCHASE OF SHARES

         Each Employee who is a Participant in the Plan on the last business day of a Purchase Period shall be deemed to have exercised on such day the share purchase right granted to him or her for that Purchase Period. Upon such exercise, the balance of the Participant's withholding account shall be applied to the purchase of the number of shares of Common Stock determined under Section 6.

Section 9. CANCELLATION OF SHARE PURCHASE RIGHT; WITHDRAWAL

         A Participant who holds a share purchase right under the Plan may at any time prior to exercise thereof under Section 8 cancel such share purchase right as to all (but not less than all) the shares subject or to be subject to such share purchase right by written notice delivered to the Company. A Participant who cancels a share purchase right under the Plan shall be deemed to have withdrawn from the Plan. A Participant who terminates his or her payroll deduction authorization pursuant to Section 5 shall be deemed to have withdrawn from the Plan. Any Participant who cancels a share purchase right or terminates his or her payroll deduction authorization may again become a Participant in accordance with such rules and regulations as the Company may adopt from time-to-time relating to re-entry in the Plan. Upon withdrawal, the balance in his or her withholding account shall be returned to him or her as soon as administratively feasible.

Section 10. COMMON STOCK HOLDING PERIOD REQUIREMENT

         Unless otherwise permitted by rules and regulations adopted by the Company relating to the administration of the Plan, if any shares of Common Stock purchased under the Plan are sold, pledged, or otherwise transferred (a "disqualifying disposition") within one year of the date of purchase, then the Participant shall not be permitted to participate in the Plan until the one year anniversary of such disqualifying disposition.

Section 11. TERMINATION OF EMPLOYMENT

         Subject to Section 12, upon the termination of a Participant's service with the Company for any reason, he or she shall cease to be a Participant, and any share purchase right held by such Participant under the Plan shall be deemed canceled. The balance of his or her withholding account shall be returned to him or her, and he or she shall have no further rights under the Plan.





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Section 12. DEATH OF PARTICIPANT

         A Participant may file a written designation of Designated Beneficiary. Such designation shall also provide the Participant's election whether to either
(i) cancel (pursuant to Section 9) the Participant's share purchase right upon his or her death or (ii) apply, as of the last business day of the Purchase Period, the balance of the deceased Participant's withholding account at the time of death to the exercise of his or her share purchase right (pursuant to Section 8). In the absence of a valid election otherwise, the death of a Participant shall be deemed to effect a cancellation of his or her share purchase right pursuant to Section 9.

         A designation of Designated Beneficiary and the foregoing election may be changed by the Participant at any time, by written notice to the Company. In the event of the death of a Participant and receipt by the Company of proof of the identity and existence at the Participant's death of a Designated Beneficiary, the Company shall deliver to such beneficiary the Common Stock or cash in the Participant's account. If there is no surviving Designated Beneficiary, then the Company shall deliver the Common Stock or cash in the Participant's account to the executor or administrator of the estate of the Participant. No Designated Beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in any Common Stock or cash credited to the Participant under the Plan.

Section 13. PARTICIPANT'S RIGHTS NOT TRANSFERABLE

         All Participants shall have the same rights and privileges under the Plan. Each Participant's rights and privileges under the Plan may be exercisable during his or her lifetime only by him or her. No share purchase right shall be assignable or transferable except by will or under the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. A Participant may direct the Company in the enrollment form to issue share certificates to the Participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Company. If any Participant violates the terms of this Section 13, then any share purchase right held by him or her may be terminated by the Company and upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan shall terminate.

Section 14. CHANGE IN CAPITALIZATION

         If the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust appropriately the number and kind of shares which thereafter may be purchased under the Plan and the number and kind of shares subject to outstanding share purchase rights.

Section 15. ADMINISTRATION OF PLAN; COSTS

         The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret, and administer the terms and provisions of the Plan and the agreements thereunder, subject to the overall supervision of the Board of Directors and to the limitations of Section 423 of the Code. The operational details relating to the day-to-day functioning of the Plan shall be handled by such person(s) as the Company may from time-to-time




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designate. The determinations and interpretations made by the Committee are final, conclusive, and binding on all participants. If the Company in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.


         All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan shall be charged to the account of the Participant. Brokerage fees for the purchase of shares by a Participant shall be paid by the Company, while brokerage fees for the sale of shares by a Participant shall be paid by the Participant.

Section 16. AMENDMENT AND TERMINATION OF PLAN

         The Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval if such stockholder approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief under Section 16(b).

         The Plan shall terminate automatically as of December 31, 2005. The Plan shall terminate, in any case, when all or substantially all of the Common Stock reserved for the purposes of the Plan has been purchased by Participants.

Section 17. APPROVAL OF SHAREHOLDERS

         The Plan is subject to the approval of the shareholders of ZixIt, which approval must be secured within twelve months after the date the Plan is adopted by the Board of Directors.

Section 18. GENERAL

         (a) No Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

         (b) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.

         (c) Restrictions on Issuance of Shares

                  (1) No shares of Common Stock may be purchased under the Plan unless: (i) the shares pertaining to such share purchase right have been registered under applicable securities laws or are exempt from such registration; (ii) the prior approval has been obtained from any regulatory body having jurisdiction; and (iii) in the event the Common Stock has been listed on any exchange, the shares pertaining to such share purchase right have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares



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         pertaining to any share purchase right granted under the Plan. If the shares to be issued upon the exercise of any share purchase right granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable securities laws, the recipient of the share purchase right, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

                  (2) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any share purchase right granted under the Plan upon any securities exchange or under any applicable law or the effecting or obtaining of any consent or approval of any governmental body.

         (d) ZixIt and the Subsidiaries expressly reserve the right at any time to terminate a Participant's employment free from any liability or any claim under the Plan. Neither the Plan nor any share purchase right granted hereunder is intended to confer upon any Participant any rights with respect to continuance of employment or other utilization of his or her services by ZixIt or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable written agreement). The loss of existing or potential profit in share purchase rights shall not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of any obligation to the Participant.

         IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed on its behalf as of July 1, 2000.


                                                  ZIXIT CORPORATION



                                                  By: /s/ Ronald A. Woessner
                                                      -------------------------


                                                  Title:  V.P.
                                                        -----------------------


                                                  Date:  7/10/00
                                                       ------------------------




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